Exhibit 10.7.e

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”).  THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO TRANSFER OF THIS SECURED NOTE MAY BE MADE TO THE EXTENT THAT SUCH TRANSFER WOULD (IN EACH CASE, AS REASONABLY DETERMINED BY THE ISSUER): (I) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(A) PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED;  (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT; (III) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”); (IV) RESULT IN THE ASSETS OF CT LEGACY SERIES 1 NOTE ISSUER, LLC (“CT SERIES 1 NOTE ISSUER”), CT LEGACY HOLDINGS, LLC (“CT LEGACY HOLDINGS”), CT LEGACY REIT HOLDINGS, LLC (“CT LEGACY REIT HOLDINGS”), OR CT LEGACY REIT MEZZ BORROWER, INC. (“CT LEGACY REIT MEZZ BORROWER”) BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (V) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER, AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER; OR (VI) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THAT CERTAIN EXCHANGE AGREEMENT, DATED AS OF MARCH 31, 2011, BY AND AMONG  CAPITAL TRUST, INC., CT LEGACY HOLDINGS, CT SERIES 1 NOTE ISSUER, CT LEGACY REIT HOLDINGS, WESTLB AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND EACH OF WESTLB AG, NEW YORK BRANCH, BNP PARIBAS, MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK TRUST COMPANY AMERICAS AND WELLS FARGO BANK, N.A.) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE.  THIS SECURED NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS HEREIN AND IN WHOLE AND NOT IN PART.

SERIES 1 SECURED NOTE

$416,666.66 No. S-5	March 31, 2011

FOR VALUE RECEIVED, CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay to Wells Fargo Bank, N.A. (the “Holder”), the principal amount of Four Hundred Sixteen Thousand Six Hundred Sixty-Six United States Dollars and Sixty-Six Cents ($416,666.66) (the “Initial Principal Amount”), as represented by this Secured Note (this “Note”), in accordance with the terms herein.

1)	Definitions. The following terms as used in this Note shall have the following meanings:

a)
The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

b)	The term “Banking Holiday” shall mean any day on which banking institutions in New York, New York are authorized or required by law to close.

c)	The term “Business Day” shall mean a day other than a Saturday, Sunday or Banking Holiday.

d)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

e)	The term “Collateral” shall have the meaning ascribed to such term in Section 6 of this Note.

f)	The term “Collateral Agent” shall mean U.S. Bank, National Association.

g)	The term “Control Agreements” shall mean the Dividend Account Control Agreement and Sales Proceeds Account Control Agreement (as such terms are defined in the Pledge Agreement).

h)	The term “CT” shall mean Capital Trust, Inc.

i)	The term “CT Legacy Holdings” shall mean CT Legacy Holdings, LLC.

j)	The term “CT Legacy REIT Holdings” shall mean CT Legacy REIT Holdings, LLC.

k)	The term “CT Legacy REIT Mezz Borrower” shall mean CT Legacy REIT Mezz Borrower, Inc.

l)	The term “Cure Period” shall have the meaning ascribed to such term in Section 5(a)(ii) of this Note.

m)	The term “Date of Issuance” shall have the meaning ascribed to such term in Section 2(a) of this Note.

n)	The term “Date of Maturity” shall have the meaning ascribed to such term in Section 2(b) of this Note.

o)	The term “ERISA” shall have the meaning ascribed to such term in Section 9(l)(ii) of this Note.

p)	The term “Event of Default” shall have the meaning ascribed to such term in Section 5(a) of this Note.

q)
The term “Exchange Agreement” shall mean that certain Exchange Agreement dated as of the date hereof, entered into by and among CT, CT Legacy Holdings, the Issuer, CT Legacy REIT Holdings, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A.

r)
The term “Foreign Holder” shall mean a Person that is organized under the laws of a jurisdiction other than that in which the Issuer is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

s)
The term “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

t)	The term “Holder” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

u)	The term “Initial Principal Amount” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

v)	The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

w)	The term “Issuer” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

x)
The term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

y)	The term “Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

z)	The term “Note” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

aa)
The term “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Issuer to the Holder, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not arising under this Note, the Pledge Agreement or any other related documents.  This term includes all principal (including the Prepayment Amount, if applicable), interest (including PIK Interest and all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Issuer, whether or not allowed in such proceeding) and all other amounts due and owing by the Issuer under this Note or the Pledge Agreement whether on account of fees, expenses, indemnification or otherwise.

bb)	The term “Offer Notice” shall have the meaning ascribed to such term in Section 9(l) of this Note.

cc)	The term “OID” shall have the meaning ascribed to such term in Section 8(a) of this Note.

dd)	The term “Operative Documents” means, collectively, this Note, the Control Agreements and the Pledge Agreement.

ee)	The term “Patriot Act” shall have the meaning ascribed to such term in Section 9(o) of this Note.

ff)
The term “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

gg)	The term “PIK Interest” shall have the meaning ascribed to such term in Section 2(a) of this Note.

hh)	The term “PIK Interest Accrual Date” shall have the meaning ascribed to such term in Section 2(a) of this Note.

ii)
The term “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, entered into by and among the Issuer, the Holder and the Collateral Agent, relating to the pledge by the Issuer of 193,192 Class A-1 Units and 65,626 Class A-2 Units, it holds in CT Legacy REIT Holdings.

jj)	The term “Prepayment Amount” shall have the meaning ascribed to such term in Section 3 of this Note.

kk)	The term “Principal Amount” shall mean the Initial Principal Amount, as increased from time to time pursuant to Section 2(a) or decreased from time to time pursuant to Section 3.

ll)	The term “Taxes” shall have the meaning ascribed to such term in Section 2(e) of this Note.

2)	Payment Terms of the Note.

a)
Interest Rates and Payments.  The Issuer covenants and agrees that the Principal Amount shall bear interest at a rate equal to 8.19% per annum (the “PIK Interest”), which shall accrue beginning on the date of this Note (the “Date of Issuance”), and shall accrue quarterly in arrears on the last day of each quarter (the “PIK Interest Accrual Date”) during the term hereof and on the Date of Maturity, and without any action on the part of the Issuer and the Holder shall be payable on and added to the Principal Amount, with the first such PIK Interest Accrual Date where the PIK Interest accruing from the Date of Issuance shall be added to the Principal Amount being June 30, 2011.

b)
Repayment of the Notes.  The Issuer covenants and agrees to repay to the Holder the unpaid Principal Amount, in full, on March 31, 2016 (the “Date of Maturity”), to the extent such amount has not previously been repaid.

c)
Maximum Lawful Rate.  In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law.  If from any circumstance, the Holder shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Principal Amount, in such manner as may be determined by the Holder, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

d)	Application of Payments. Any payments or any prepayments hereunder shall generally be applied to the outstanding Principal Amount.

e)
Withholding.  Except as required by law, any and all payments made by the Issuer in accordance with the terms of this Note to the Holder shall be made free and clear of and without deduction or withholding for any taxes (including interest and penalties thereon or additions thereto) (“Taxes”).  To the extent the Issuer is required by law to deduct and withhold in respect of any Taxes with respect to this Note, the amount withheld shall be treated as a payment under this Note in the amount of the withholding and the Issuer shall not be responsible for nor have an obligation hereunder to pay to the Holder any additional amounts as would be necessary to restore the amount received and retained by the Holder to an amount equal to the amount it would have received and retained had no such deduction, withholding or Taxes been imposed.  Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or W-9 or successor applicable form, as the case may be, certifying in each case that such Holder is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes.  To the extent the Holder is a Foreign Holder that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Note, the W-8BEN it delivers (or such other properly completed and executed documentation prescribed by applicable law or reasonably requested by the Issuer) may be completed so as to establish eligibility for such treaty benefits as to permit such payments to be made without withholding or at a reduced rate.  In addition, in the case of a Foreign Holder that is claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” such Foreign Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Issuer within the meaning of Section 881(c)(3)(B) of the Code (which, in the case of a Foreign Holder that is a partnership for U.S. federal income tax purposes, shall be determined at the partner level in accordance with Treasury Regulations Section 1.871-14(g)), or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.  Each Holder that delivers to Issuer any certificate, a Form W-8BEN or W-8ECI or W-9 pursuant to the preceding sentences further undertakes to deliver to Issuer two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of a Form W-8ECI or W-8BEN, is generally the last day of the third succeeding calendar year ending on or after the date such form is signed) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Issuer, and such other extensions or renewals thereof as may reasonably be requested by Issuer, certifying in the case of Form W-9 that such Holder is exempt from United States backup withholding and in the case of a Form W-8BEN or W-8ECI that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, applicable law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder advises Issuer that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

3)
Prepayments.  The Issuer shall have the right to prepay all or any portion of this Note at the option of the Issuer at any time at a price (adjusted to be pro rata for partial prepayments) equal to the greater of: (i) the outstanding Principal Amount plus all accrued interest incurred since the last PIK Interest Accrual Date up to and including the date of such prepayment, and (ii) 150% of the Principal Amount on the Date of Issuance (as the same may be reduced by any prepayments made in accordance with this Section 3) (such amount in (ii) hereof, the “Prepayment Amount”).

4)	Affirmative Covenants. So long as all or any of the Principal Amount shall remain outstanding, the Issuer covenants as follows:

a)
The Issuer shall promptly pay when due all payment obligations of the Issuer to the Holder under this Note and shall promptly perform all other terms, covenants, conditions and obligations of the Issuer to the Holder under this Note.

b)
To the extent the Issuer receives any cash on the Collateral pledged pursuant to the Pledge Agreement, the Issuer, in accordance with the terms of Section 3 hereof, shall apply such amount of cash to the outstanding Principal Amount on the date thereof.

c)
The Issuer shall provide the Holder (and any beneficial owner previously notified to the Issuer in writing so long as such beneficial owner agrees to be bound by the provisions hereof, including, without limitation, Section 9(m)) with copies of the quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under its loan agreement with CT Legacy REIT Mezz Borrower regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

d)
The Issuer will not merge into or consolidate with any other company unless (i) the Issuer is the surviving company or (ii) if the Issuer is not the surviving company, the surviving company assumes the obligations of the Issuer hereunder and under the Pledge Agreement, and, in the case of (i) or (ii), the Issuer receives the prior written consent of the Holder, not to be unreasonably withheld.

e)	The Issuer shall not amend its limited liability company operating agreement.

5)	Events of Default.

a)	Events of Default. An Event of Default shall mean the occurrence of one or more of the following events:

i)
the Issuer shall fail to pay the interest or the Principal Amount in accordance with Sections 2(a) and 2(b) of this Note within fifteen (15) days after the date on which such payment is due and payable;

ii)
the Issuer shall fail to perform or cause to be performed any obligation or observe any condition, covenant, term, agreement or provision required to be performed or observed by the Issuer under this Note or the Pledge Agreement; provided, however, that if such failure by its nature can be cured and the value of the Issuer or the Issuer’s assets is not impaired, threatened or jeopardized, then the Issuer shall have a period (the “Cure Period”) of fifteen (15) days of the earlier of (x) after the Issuer obtains knowledge of such failure and (y) receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period;

iii)	any representation or warranty made in this Note, the Pledge Agreement or the Exchange Agreement shall prove to be false or misleading in any material respect when made or deemed to be made;

iv)
the Issuer (i) files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal, state or other statute or law; (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Issuer or of all or any substantial part of the property of the Issuer, or all or a substantial part of the assets of the Issuer are attached, seized, subjected to a writ or distress warrant or are levied upon; (iii) discontinues its business or operations, dissolves, merges or sells substantially all of its assets, other than a disposition permitted by this Note, or consented to by the Holder in writing; (iv) admits in writing to its inability to pay its debts as they mature; (v) makes a general assignment for the benefit of creditors; (vi) is adjudicated bankrupt or insolvent; or (vii) the taking of any corporate or other similar action in respect of any of the foregoing;

v)
the filing or commencement of any involuntary petition in bankruptcy against the Issuer of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Issuer, which shall remain undismissed or undischarged for a period of sixty (60) days; or

vi)
the Pledge Agreement or any Control Agreement at any time for any reason ceases to be in full force and effect in all material respects or the Pledge Agreement or any Control Agreement ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby.

b)
Consequences of Event of Default- Remedies Conferred upon Holder.  Upon the occurrence and during the continuation of any Event of Default, the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount in each case, together with all Obligations may be declared by the Holder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; and in the case of any event described in Section 5(a)(iv) and 5(a)(v), the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount in each case, together with all Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.  The rights and remedies hereunder and under the other Operative Documents are cumulative and not exclusive of any rights or remedies the Holder would otherwise have.

6)	Secured Obligations.

This Note and the amounts payable hereunder, including principal and accrued interest, shall be secured obligations of the Issuer, and shall be secured by those certain limited liability company interests in CT Legacy REIT Holdings (the “Collateral”), in accordance with the terms of the Pledge Agreement and the Control Agreements.  The Issuer agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to an account designated by the Holder on the signature page hereto or any other account subsequently designated by the Holder by providing notice to the Issuer in accordance with Section 9(j) hereto.

7)	Voting of Collateral.

The Issuer shall be entitled to vote the Collateral unless there is an Event of Default that has occurred and is continuing in accordance with the terms of the Pledge Agreement.

8)	Tax Treatment of the Note.

a)
Original Issue Discount.  This Note is issued with original issue discount (“OID”), within the meaning of Section 1273 of the Code.  Beginning no later than 10 days after the Date of Issuance, Douglas Armer, whose address is c/o Capital Trust, Inc., 410 Park Avenue, New York, NY  10022, will promptly make available to the Holder, upon request, information regarding the issue price, the amount of OID, the issue date and the yield to maturity of the Note.  Additionally, the Issuer and the Holder agree that for U.S. federal income tax purposes, Treasury Regulations Section 1.1275-4(c) applies to the Note.

b)
Note to be Treated as Debt.  The Issuer and the Holder agree that this Note is intended to be debt for U.S. federal, state and local income and franchise tax purposes and agree to treat the Note accordingly for all such purposes, unless otherwise required by a taxing authority.

9)	Miscellaneous.

a)
Payments.  Except as provided in Section 2(e), all payments required to be made hereunder shall be made by the Issuer without setoff or counterclaim of any kind or nature by wire transfer of immediately available funds in accordance with the instructions received from the Holder to be provided upon the request of the Issuer.

b)
Payments Due on Non-business Days.  If any payment on this Note becomes due and payable on a Saturday, Sunday or Banking Holiday, then the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in United States Dollars.

c)
No Notice of Presentment Required.  All payments made hereunder shall be payable without notice and without presentment, demand or any other notice of any kind, all of which are hereby expressly waived by the Issuer.

d)
Lost, Stolen, Mutilated or Destroyed Note.  If this Note shall be mutilated, lost, stolen, or destroyed, the Issuer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Issuer.

e)
Entire Agreement; Amendments.  This Note and the Pledge Agreement constitute the entire agreement with respect to the subject matters hereof and supersede any and all prior negotiations and agreements (other than the Exchange Agreement).  No modification, change, waiver or amendment of this Note shall be deemed to be effective and enforceable unless such modification, change, waiver or amendment is evidenced by a writing signed by the Issuer and the Holder, and each such modification, change, waiver or amendment, if any, shall apply only with respect to the specific instance or instances involved.

f)
Captions.  The captions to the various sections and subsections of this Note have been included for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

g)
Governing Law.  THIS NOTE AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

h)
Jurisdiction, Consent to Service of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE ISSUER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

i)
Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

j)
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by facsimile or electronic transmission (with hard copy to follow), (ii) one day after being sent by reputable overnight express courier (charges prepaid) or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Holders and Issuers shall be sent to the addresses indicated below:

If to the Issuer or CT:	CT Legacy Series 1 Note Issuer, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Holder:	Wells Fargo Bank, N.A. Real Estate Managed Assets 8601 N. Scottsdale Road – Suite 200 Scottsdale, Arizona 85253 Attention: Sam Supple Telephone No.: 480-348-5317 Facsimile No.: 866-394-8642

k)
Successors and Assigns.  This Note shall be binding upon and inure the benefit of the parties hereto and their respective permitted successors and assigns, except that the Holder may not assign or transfer this Note except as set forth herein.  In the event the Holder assigns or transfers this Note in accordance with the provisions hereof, the Holder must surrender this Note to the Issuer with written notice to cancel this Note and to re-issue a note in the name of the assignee or transferee, as applicable, on the same terms and conditions as this Note.  The Issuer may not assign this Note without the consent of the Holder.

l)	Transfers.

i)
So long as no Event of Default shall have occurred and be continuing, except as provided in Section 9(l)(ii), no transfer of this Note or an interest herein may be made without CT’s prior written consent, which shall not be unreasonably withheld.  Any transfer made with CT’s prior written consent shall be viewed, to the knowledge of CT, to be made in full compliance with Section 9(l)(ii)(e) and (f).

ii)
No transfer of this Note or an interest herein may be made if such transfer would (a) be made to a proposed transferee who is not a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act, and as such term is defined in Section 2(a)(51) thereof; (b) result in the Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT REIT Mezz Borrower being subject to regulation under the Investment Company Act; (c) be made to a proposed transferee who is a “benefit plan investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (d) result in the assets of Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT Legacy REIT Mezz Borrower being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code; (e) result in the disqualification of CT Legacy REIT Mezz Borrower as a real estate investment trust for purposes of the Code or otherwise violate the charter of CT Legacy REIT Mezz Borrower; or (f) cause the Legacy Asset Contribution Transaction (as defined in the Contribution and Exchange Agreement) to fail to qualify for non-recognition treatment under Section 351 of the Code.

iii)
This Note may only be transferred in accordance with the provisions herein and in whole and not in part.  Within five (5) Business Days of any transfer of this Note, the transferee shall provide the Issuer with its name and contact information in accordance with Section 9(j) hereof.

iv)
No transfer of this Note or an interest herein may be made unless the Holder shall have complied with the terms of this Section 9(l)(iv).  The Holder shall give written notice to CT (the “Offer Notice”), which notice shall specify (i) the price at which the Holder is willing to sell this Note or any interest herein and (ii) to the fullest extent permitted by law, irrevocably offer to sell this Note or the interest herein at such price to CT or its Affiliates.  CT or its Affiliates shall provide written notice within five (5) Business Days of receipt of the Offer Notice to state that CT or its Affiliates agree to purchase this Note or the interest herein on the terms set forth in the Offer Notice which shall be binding on CT or its Affiliates. In the event CT or one of its Affiliates fails to deliver such notice within the foregoing time period, the Holder may sell this Note or the interest herein to a third party at the same or a higher price offered in the Offer Notice subject to the other provisions of Section 9(l).  To the extent that this Note or interest herein offered for sale pursuant to this Section 9(l)(iv) remains unsold after the date 180 days after expiration of the foregoing time period or the Holder offers to sell this Note or any interest herein at a lower price, the transfer of this Note or interest herein shall again become subject to the procedures required under this Section 9(l)(iv).  The foregoing transfer restrictions of this Section 9(l)(iv) shall not apply to any transfers to Affiliates of the Holder.

m)
Confidentiality.  The Holder shall not disclose the terms of this Note or any information provided under Section 4(c) hereof without the written consent of the Issuer; provided, however, that the Holder may disclose such terms (i) to its respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members, financial and other advisors, investors, prospective investors, lenders, prospective lenders, transferees, prospective transferees and representatives, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation, (iii) in connection with the exercise of any remedies hereunder or under any other Operative Document or any suit, action or proceeding relating to this Note or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information (x) becomes publicly available other than as a result of a breach of this Section 9(m) or (y) becomes available to the Holder on a non-confidential basis from a source other than the Issuer.  Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 9(m); provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

n)
Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

o)
USA PATRIOT Act.  To the extent the Holder is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Holder hereby notifies the Issuer that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Holder to identify the Issuer in accordance with the Patriot Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

CT LEGACY SERIES 1 NOTE ISSUER, LLC

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO SERIES 1 SECURED NOTE]

AGREED TO: WELLS FARGO BANK, N.A.

By:	/s/ Sam Supple
	Name:	Sam Supple
	Title:	Senior Vice President

Account Information:

[SIGNATURE PAGE TO SERIES 1 SECURED NOTE]